January 30, 2007

Via Edgar

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Rule 424(b)(3) Filing in respect of Form F-6 Registration Statement No. 333-135074 for American Depositary Shares representing one (1) ordinary share, par value NOK 2.00 (the “Deposited Shares”), of Teekay Petrojarl ASA (formerly, “Petrojarl ASA”), a public limited company incorporated and existing under the laws of the Kingdom of Norway (the “Company”).

Ladies & Gentlemen:

On behalf of Citibank, N.A., as Depositary (the “Depositary”) and acting on behalf of the legal entity created by the Deposit Agreement, dated as of July 5, 2006 (the “Deposit Agreement”), by and among the Depositary, the Company and all Holders and Beneficial Owners of American Depositary Receipts (“ADRs”) evidencing American Depositary Shares (“ADSs”), each representing one (1) ordinary share, I enclose for filing with the Securities and Exchange Commission (the “Commission”), pursuant to Rule 424(b)(3) promulgated by the Commission under the Securities Act of 1933, as amended (the “Act”), a copy of a form of the ADRs which are to be issued by the Depositary and which reflect the change in name of the Company from Petrojarl ASA to Teekay Petrojarl ASA and the resultant change in CUSIP Number from 716498 10 0 to 87900V 10 9.

As required by Rule 424(e) under the Act, the cover of the enclosed ADR has been marked to indicate the paragraph of Rule 424 under which the filing is being made and the file number of the Form F-6 Registration Statement previously filed and declared effective in respect of the ADRs.

In anticipation of any subsequent filings with, and/or submissions to, the Commission that the Company and/or the Depositary may make, we respectfully request that the Commission modify its records to reflect the change in name of the Company from Petrojarl ASA to Teekay Petrojarl ASA and the resultant change in CUSIP Number from 716498 10 0 to 87900V 10 9.

In the event any member of the Staff of the Commission has any questions or comments concerning this filing, such person should contact the undersigned at (212) 816-6647.

Very truly yours,

/s/ Tom Crane

Tom Crane

Enclosures

cc:	Paul M. Dudek, Esq. (Securities and Exchange Commission - Office of
International Corporate Finance)
Susanna Ansala (Citibank, N.A. - ADR Department)

Filed Pursuant to Rule 424(b)(3) Registration Statement on Form F-6 (Reg. No. 333-135074)

EXHIBIT A

[FORM OF ADR]

Number ________________	CUSIP NUMBER: 87900V109

American Depositary Shares (each American Depositary Share representing one (1) Fully Paid ordinary share each par value NOK 2.00)

AMERICAN DEPOSITARY RECEIPT

FOR

AMERICAN DEPOSITARY SHARES

representing

DEPOSITED ORDINARY SHARES

of

TEEKAY PETROJARL ASA

(Incorporated under the laws of the Kingdom of Norway)

CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (the “Depositary”), hereby certifies that __________________ is the owner of ________________________________ American Depositary Shares (hereinafter “ADS”), representing deposited ordinary shares, each of Par Value of par value of NOK 2.00, including evidence of rights to receive such ordinary shares (the “Shares”), of Teekay Petrojarl ASA, a corporation incorporated under the laws of the Kingdom of Norway (the “Company”). As of the date of the Deposit Agreement (as hereinafter defined), each ADS represents one (1) Share deposited under the Deposit Agreement with the Custodian, which at the date of execution of the Deposit Agreement is Den Norske Bank or Nordea Bank Norge ASA (the “Custodian”). The ADS(s)-to-Share(s) ratio is subject to amendment as provided in Articles IV and VI of the Deposit Agreement. The Depositary’s Principal Office is located at 388 Greenwich Street, New York, New York 10013, U.S.A.

(1) The Deposit Agreement. This American Depositary Receipt is one of an issue of American Depositary Receipts (“ADRs”), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of July 5, 2006 (as amended and supplemented from time to time, the “Deposit Agreement”), by and among the Company, the Depositary, and all Holders and Beneficial Owners from time to time of ADSs issued thereunder. The Deposit Agreement sets forth the rights and obligations of Holders and Beneficial Owners of ADSs and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash are herein called “Deposited Securities”). Copies of the Deposit Agreement are on file at the Principal Office of the Depositary and with the Custodian. Each Holder and each Beneficial Owner, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the Deposit Agreement, shall be deemed for all purposes to (a) be a party to and bound by the terms of the Deposit Agreement and applicable ADR(s), and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Deposit Agreement and the applicable ADR(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement and the applicable ADR(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

The statements made on the face and reverse of this ADR are summaries of certain provisions of the Deposit Agreement and the Articles of Association of the Company (as in effect on the date of the signing of the Deposit Agreement) and are qualified by and subject to the detailed provisions of the Deposit Agreement and the Articles of Association, to which reference is hereby made. All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the Deposit Agreement. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities. The Depositary has made arrangements for the acceptance of the ADSs into DTC. Each Beneficial Owner of ADSs held through DTC must rely on the procedures of DTC and the DTC Participants to exercise and be entitled to any rights attributable to such ADSs.

(2) Withdrawal of Deposited Securities. The Holder of this ADR (and of the ADSs evidenced hereby) shall be entitled to Delivery (at the Custodian’s designated office) of the Deposited Securities at the time represented by the ADSs evidenced hereby upon satisfaction of each of the following conditions: (i) the Holder (or a duly authorized attorney of the Holder) has duly Delivered to the Depositary at its Principal Office the ADSs evidenced hereby (and, if applicable, this ADR) for the purpose of withdrawal of the Deposited Securities represented thereby, (ii) if applicable and so required by the Depositary, this ADR has been properly endorsed in blank or is accompanied by proper instruments of transfer in blank (including signature guarantees in accordance with standard securities industry practice), (iii) if so required by the Depositary, the Holder of the ADSs has executed and delivered to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of the person(s) designated in such order, and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 of, and Exhibit B to, the Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this ADR, of the Deposit Agreement, of the Company’s Articles of Association and of any applicable laws and the rules of VPS, and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

Upon satisfaction of each of the conditions specified above, the Depositary (i) shall cancel the ADSs Delivered to it (and, if applicable, the ADR(s) evidencing the ADSs so Delivered), (ii) shall direct the Registrar to record the cancellation of the ADSs so Delivered on the books maintained for such purpose, and (iii) shall direct the Custodian to Deliver (without unreasonable delay) at the Custodian’s designated office the Deposited Securities represented by the ADSs so canceled together with any certificate or other document of title for the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of the Deposit Agreement, of this ADR, of the Articles of Association of the Company, of any applicable laws and of the rules of the VPS, and to the terms and conditions of or governing the Deposited Securities, in each case as in effect at the time thereof.

The Depositary shall not accept for surrender ADSs representing less than one Share. In the case of Delivery to it of ADSs representing a number other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be Delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Share represented by the ADSs so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the ADSs. Notwithstanding anything else contained in this ADR or the Deposit Agreement, the Depositary may make delivery at the Principal Office of the Depositary of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any distributions of shares or rights, which are at the time held by the Depositary in respect of the Deposited Securities represented by the ADSs surrendered for cancellation and withdrawal. At the request, risk and expense of any Holder so surrendering ADSs represented by this ADR, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any cash or other property (other than securities) held by the Custodian in respect of the Deposited Securities represented by such ADSs to the Depositary for delivery at the Principal Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

(3) Transfer, Combination and Split-Up of ADRs. The Registrar shall register the transfer of this ADR (and of the ADSs represented hereby) on the books maintained for such purpose and the Depositary shall (x) cancel this ADR and execute new ADRs evidencing the same aggregate number of ADSs as those evidenced by this ADR when canceled, (y) cause the Registrar to countersign such new ADRs, and (z) Deliver such new ADRs to or upon the order of the person entitled thereto, if each of the following conditions has been satisfied: (i) this ADR has been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a transfer thereof, (ii) this ADR has been properly endorsed or is accompanied by proper instruments of transfer (including signature guarantees in accordance with standard securities industry practice), (iii) this ADR has been duly stamped (if required by the laws of the State of New York or of the United States), and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 of, and Exhibit B to, the Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this ADR, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

The Registrar shall register the split-up or combination of this ADR (and of the ADSs represented hereby) on the books maintained for such purpose and the Depositary shall (x) cancel this ADR and execute new ADRs for the number of ADSs requested, but in the aggregate not exceeding the number of ADSs evidenced by this ADR (when cancelled), (y) cause the Registrar to countersign such new ADRs, and (z) Deliver such new ADRs to or upon the order of the Holder thereof, if each of the following conditions has been satisfied: (i) this ADR has been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a split-up or combination hereof, and (ii) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and government charges (as are set forth in Section 5.9 of, and Exhibit B to, the Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this ADR, of the Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

(4) Pre-Conditions to Registration, Transfer, Etc. As a condition precedent to the execution and delivery, the registration of issuance, transfer, split-up, combination or surrender, of any ADR, the delivery of any distribution thereon, or the withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment from the depositor of Shares or presenter of ADSs or of an ADR of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees and charges of the Depositary as provided in the Deposit Agreement and in this ADR, (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature or any other matters contemplated in the Deposit Agreement, and (iii) compliance with (A) any laws or governmental regulations relating to the execution and delivery of ADRs or ADSs or to the withdrawal of Deposited Securities and (B) such reasonable regulations as the Depositary or the Company may establish consistent with the provisions of this ADR and the Deposit Agreement and applicable law.

The issuance of ADSs against deposits of Shares generally or against deposits of particular Shares may be suspended, or the deposit of particular Shares may be refused, or the registration of transfer of ADSs in particular instances may be refused, or the registration of transfer of ADSs generally may be suspended, during any period when the transfer books of the Company, the Depositary, a Registrar or the Share Registrar are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law or regulation, any government or governmental body or commission or any securities exchange upon which the Shares or ADSs are listed, or under any provision of the Deposit Agreement or this ADR, or under any provision of, or governing, the Deposited Securities, or because of a meeting of shareholders of the Company or for any other reason, subject in all cases to paragraph (24). Notwithstanding any provision of the Deposit Agreement or this ADR to the contrary, Holders are entitled to surrender outstanding ADSs to withdraw the Deposited Securities associated therewith at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders’ meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or ADSs to the withdrawal of the Deposited Securities, and (iv) other circumstances specifically contemplated by Instruction LA.(l) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time).

(5) Compliance With Information Requests. Notwithstanding any other provision of the Deposit Agreement or this ADR, each Holder and Beneficial Owner of the ADSs represented hereby agrees to comply with requests from the Company pursuant to applicable Norwegian law, the rules and requirements of the Oslo Stock Exchange, and of any other stock exchange on which Shares or ADSs are, or will be, registered, traded or listed, or the Articles of Association of the Company, which are made to provide information, inter alia, as to the capacity in which such Holder or Beneficial Owner owns ADSs (and Shares, as the case may be) and regarding the identity of any other person(s) interested in such ADSs and the nature of such interest and various other matters, whether or not they are Holders and/or Beneficial Owners at the time of such request.

(6) Ownership Restrictions. Notwithstanding any provision of this ADR or of the Deposit Agreement, the Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding limits imposed by applicable law or the Articles of Association of the Company. The Company may also restrict, in such manner as it deems appropriate, transfers of ADSs where such transfer may result in the total number of Shares represented by the ADSs owned by a single Holder or Beneficial Owner to exceed any such limits. The Company may, in its sole discretion but subject to applicable law, instruct the Depositary to take action with respect to the ownership interest of any Holder or Beneficial Owner in excess of the limits set forth in the preceding sentence, including but not limited to, the imposition of restrictions on the transfer of ADSs, the removal or limitation of voting rights or a mandatory sale or disposition on behalf of a Holder or Beneficial Owner of the Shares represented by the ADSs held by such Holder or Beneficial Owner in excess of such limitations, if and to the extent such disposition is permitted by applicable law and the Articles of Association of the Company.

(7) Liability of Holder for Taxes and Other Charges. Any tax or other governmental charge payable with respect to any ADR or any Deposited Securities or ADSs shall be payable by the Holders and Beneficial Owners to the Depositary. The Company, the Custodian and/or Depositary may withhold or deduct from any distributions made in respect of Deposited Securities and may sell for the account of a Holder and/or Beneficial Owner any or all of the Deposited Securities and apply such distributions and sale proceeds in payment of such taxes (including applicable interest and penalties) or charges, the Holder and the Beneficial Owner hereof remaining liable for any deficiency. The Custodian may refuse the deposit of Shares and the Depositary may refuse to issue ADSs, to deliver ADRs, register the transfer, split-up or combination of ADRs and (subject to paragraph (24) hereof) the withdrawal of Deposited Securities until payment in full of such tax, charge, penalty or interest is received. Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and Affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Holder and/or Beneficial Owner.

(8) Representations and Warranties of Depositors. Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and the certificates therefor are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, (v) the Shares presented for deposit are not, and the ADSs issuable upon such deposit will not be, Restricted Securities (except as contemplated in Section 2.14 of the Deposit Agreement), and (vi) the Shares presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

(9) Filing Proofs, Certificates and Other Information. Any person presenting Shares for deposit, and any Holder and any Beneficial Owner may be required, and every Holder and Beneficial Owner agrees, from time to time to provide to the Depositary and the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, legal or beneficial ownership of ADSs and Deposited Securities, compliance with applicable laws and the terms of the Deposit Agreement or this ADR and the provisions of, or governing, the Deposited Securities, to execute such certifications and to make such representations and warranties, and to provide such other information and documentation (or, in the case of Shares in registered form presented for deposit, such information relating to the registration of Shares on the books of the Shares Registrar) as the Depositary or the Custodian may deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations under the Deposit Agreement. The Depositary and the Registrar, as applicable, may withhold the execution or delivery or registration of transfer of any ADR or ADS or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof or, to the extent not limited by paragraph (24), the delivery of any Deposited Securities until such proof or other information is filed or such certifications are executed, or such representations are made or such information and documentation are provided, in each case to the Depositary’s, the Registrar’s and the Company’s satisfaction. Any person presenting Shares for deposit, any Holder and any Beneficial Owner, as applicable, hereby consents to the Depositary providing the Company or any Norwegian Public Authority (i.e., the Norwegian Securities Commission), in a timely manner, with copies or originals if necessary and appropriate of (i) any such proofs of citizenship or residence, taxpayer status, or exchange control approval which it receives from Holders and Beneficial Owners, and (ii) any other information (including the number of Shares beneficially owned) or documents which the Company may reasonably, or any Norwegian Public Authority may, request and which the Depositary shall request and receive from any Holder or Beneficial Owner or any person presenting Shares for deposit or ADSs for cancellation, transfer or withdrawal.

(10) Charges of Depositary. The Depositary shall charge the following fees:

(i)	Issuance Fee: to any person depositing Shares or to whom ADSs are issued upon the deposit of Shares, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) so issued under the terms of the Deposit Agreement (excluding issuances pursuant to paragraph (iv) below);

(ii)	Cancellation Fee: to any person surrendering ADSs for cancellation and withdrawal of Deposited Securities, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) so surrendered;

(iii)	Cash Distribution Fee: to any Holder of ADS(s), a fee not in excess of U.S. $2.00 per 100 ADSs (or fraction thereof) held for the distribution of cash dividends or other cash distributions (i.e., upon the sale of rights and other entitlements);

(iv)	Stock Distribution/Rights Exercise Fee: to any Holder of ADS(s), a fee not in excess of U.S. $2.00 per 100 ADSs (or fraction thereof) held for the distribution of stock dividends or other free stock distributions or upon the exercise of rights to purchase additional ADSs;

(v)	Other Distribution Fee: to any Holder of ADS(s), a fee not in excess of U.S. $2.00 per 100 ADSs (or fraction thereof) held for the distribution of securities other than ADSs or rights to purchase additional ADSs; and

(vi)	Depositary Services Fee: to any Holder of ADS(s), a fee not in excess of U.S. $2.00 per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the Depositary.

In addition, Holders, Beneficial Owners, persons depositing Shares and persons surrendering ADSs for cancellation and withdrawal of Deposited Securities will be required to pay the following charges:

(a)	taxes (including applicable interest and penalties) and other governmental charges;

(b)	such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(c)	such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of ADSs; and

(d)	the expenses and charges incurred by the Depositary in the conversion of foreign currency.

Any other charges and expenses of the Depositary under the Deposit Agreement will be paid by the Company upon agreement between the Depositary and the Company. All fees and charges may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of fees and charges payable by Holders or Beneficial Owners, however, shall not become effective as to outstanding ADSs until three months after notice thereof is given to such Holders of ADSs. The Depositary will provide, without charge, a copy of its latest fee schedule to anyone upon request. The charges and expenses of the Custodian are for the sole account of the Depositary.

(11) Title to ADRs. It is a condition of this ADR, and every successive Holder of this ADR by accepting or holding the same consents and agrees, that title to this ADR (and to each ADS evidenced hereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that, in the case of Certificated ADSs, such ADR has been properly endorsed or is accompanied by proper instruments of transfer. Notwithstanding any notice to the contrary, the Depositary and the Company may deem and treat the Holder of this ADR (that is, the person in whose name this ADR is registered on the books of the Depositary) as the absolute owner thereof for all purposes. Neither the Depositary nor the Company shall have any obligation nor be subject to any liability under the Deposit Agreement or this ADR to any holder of this ADR or any Beneficial Owner unless such holder is the Holder of this ADR registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner or the Beneficial Owner’s representative is the Holder registered on the books of the Depositary.

(12) Validity of ADR. The Holder(s) of this ADR (and the ADSs represented hereby) shall not be entitled to any benefits under the Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless this ADR has been (i) dated, (ii) signed by the manual or facsimile signature of a duly-authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly-authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of ADRs. An ADR bearing the facsimile signature of a duly-authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the delivery of such ADR by the Depositary.

(13) Available Information; Reports; Inspection of Transfer Books. The Company furnishes the Commission with certain public reports and documents required by foreign law or otherwise under Rule 12g3-2(b) under the Exchange Act. These reports and documents can be inspected and copied at public reference facilities maintained by the Commission located (as of the date of the Deposit Agreement) at 100 F Street, N.E., Washington, D.C. 20549 and at the Principal Office of the Depositary. These reports and documents can be retrieved from the Commission’s website (www.sec.gov) and can be inspected and copied at the public reference facilities maintained by the Commission located (as of the date of the Deposit Agreement) at 100 F Street, N.E., Washington D.C. 20549. The Depositary shall make available for inspection by Holders at its Principal Office any reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.

The Registrar shall keep books for the registration of ADSs which at all reasonable times shall be open for inspection by the Company and by the Holders of such ADSs, provided that such inspection shall not be, to the Registrar’s knowledge, for the purpose of communicating with Holders of such ADSs in the interest of a business or object other than the business of the Company or other than a matter related to the Deposit Agreement or the ADSs.

The Registrar may close the transfer books with respect to the ADSs, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder, or at the reasonable written request of the Company subject, in all cases, to paragraph (24).

Dated:

CITIBANK, N.A.	CITIBANK, N.A.

Transfer Agent and Registrar		as Depositary

By:		By:

	Authorized Signatory		Authorized Signatory

The address of the Principal Office of the Depositary is 388 Greenwich Street, New York, New York 10013, U.S.A.

A-1O

[FORM OF REVERSE OF ADR]

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

OF THE DEPOSIT AGREEMENT

(14) Dividends and Distributions in Cash, Shares, etc. Whenever the Depositary receives confirmation from the Custodian of receipt of any cash dividend or other cash distribution on any Deposited Securities, or receives proceeds from the sale of any Deposited Securities or of any entitlements held in respect of Deposited Securities under the terms of the Deposit Agreement, the Depositary will (i) if at the time of receipt thereof any amounts received in a Foreign Currency can, in the judgment of the Depositary (upon the terms of the Deposit Agreement), be converted on a practicable basis into Dollars transferable to the United States, promptly convert or cause to be converted such cash dividend, distribution or proceeds into Dollars (upon the terms of the Deposit Agreement), (ii) if applicable, establish the ADS Record Date upon the terms described in Section 4.9 of the Deposit Agreement, and (iii) distribute promptly the amount thus received (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the Holders entitled thereto as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributed shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of ADSs then outstanding at the time of the next distribution. If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the ADSs representing such Deposited Securities shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority. Evidence of payment thereof by the Company shall be forwarded by the Company to the Depositary upon request.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Company shall cause such Shares to be deposited with the Custodian and registered, as the case may be, in the name of the Depositary, the Custodian or their respective nominees. Upon receipt of confirmation of the deposit from the Custodian, the Depositary shall, subject to and in accordance with the Deposit Agreement, establish the ADS Record Date and either (i) the Depositary shall distribute to the Holders as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date, additional ADSs, which represent in aggregate the number of Shares received as such dividend, or free distribution, subject to the terms of the Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes), or (ii) if additional ADSs are not so distributed, each ADS issued and outstanding after the ADS Record Date shall, to the extent permissible by law, thenceforth also represent rights and interest in the additional integral number of Shares distributed upon the Deposited Securities represented thereby (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary, and (b) taxes). In lieu of delivering fractional ADSs, the Depositary shall sell the number of Shares or ADSs, as the case may be, represented by the aggregate of such fractions and distribute the net proceeds upon the terms set forth in the Deposit Agreement.

In the event that the Depositary determines that any distribution in property (including Shares) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, if the Company in the fulfillment of its obligations under the Deposit Agreement, has furnished an opinion of U. S. counsel determining that Shares must be registered under the Securities Act or other laws in order to be distributed to Holders (and no such registration statement has been declared effective), the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable and the Depositary shall distribute the net proceeds of any such sale (after deduction of (a) taxes and (b) fees and charges of, and the expenses incurred by, the Depositary) to Holders entitled thereto upon the terms of the Deposit Agreement. The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement.

Upon timely receipt of a notice indicating that the Company wishes an elective distribution to be made available to Holders of ADSs upon the terms described in the Deposit Agreement, the Company and the Depositary shall determine whether such distribution is lawful and reasonably practicable. If so, the Depositary shall, subject to the terms and conditions of the Deposit Agreement, establish an ADS Record Date according to paragraph (16) and establish procedures to enable the Holder hereof to elect to receive the proposed distribution in cash or in additional ADSs. If a Holder elects to receive the distribution in cash, the distribution shall be made as in the case of a distribution in cash. If the Holder hereof elects to receive the distribution in additional ADSs, the distribution shall be made as in the case of a distribution in Shares upon the terms described in the Deposit Agreement. If such elective distribution is not reasonably practicable or if the Depositary did not receive satisfactory documentation set forth in the Deposit Agreement, the Depositary shall, to the extent permitted by law, distribute to Holders, on the basis of the same determination as is made in Norway in respect of the Shares for which no election is made, either (x) cash or (y) additional ADSs representing such additional Shares, in each case, upon the terms described in the Deposit Agreement. Nothing herein or in the Deposit Agreement shall obligate the Depositary to make available to the Holder hereof a method to receive the elective distribution in Shares (rather than ADSs). There can be no assurance that the Holder hereof will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares.

Upon timely receipt by the Depositary of a notice indicating that the Company wishes rights to subscribe for additional Shares to be made available to Holders of ADSs, the Depositary upon consultation with the Company, shall determine, whether it is lawful and reasonably practicable to make such rights available to the Holders. The Depositary shall make such rights available to any Holders only if (i) the Company shall have timely requested that such rights be made available to Holders, (ii) the

Depositary shall have received the documentation contemplated in the Deposit Agreement, and (iii) the Depositary shall have determined that such distribution of rights is reasonably practicable. If such conditions are not satisfied, the Depositary shall sell the rights as described below. In the event all conditions set forth above are satisfied, the Depositary shall establish an ADS Record Date (upon the terms described in the Deposit Agreement) and establish procedures (x) to distribute rights to purchase additional ADSs (by means of warrants or otherwise), (y) to enable the Holders to exercise the rights (upon payment of the subscription price and of the applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes), and (z) to deliver ADSs upon the valid exercise of such rights. Nothing herein or in the Deposit Agreement shall obligate the Depositary to make available to the Holders a method to exercise rights to subscribe for Shares (rather than ADSs). If (i) the Company does not timely request the Depositary to make the rights available to Holders or if the Company requests that the rights not be made available to Holders, (ii) the Depositary fails to receive the documentation required by the Deposit Agreement or determines it is not reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity, at such place and upon such terms (including public and private sale) as it may deem practicable. The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) upon the terms hereof and of the Deposit Agreement. If the Depositary is unable to make any rights available to Holders or to arrange for the sale of the rights upon the terms described above, the Depositary shall allow such rights to lapse. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or practicable to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale or exercise, or (iii) the content of any materials forwarded to the ADS Holders on behalf of the Company in connection with the rights distribution.

Notwithstanding anything herein or in the Deposit Agreement to the contrary, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders (i) unless and until a registration statement under the Securities Act (or other applicable law) covering such offering is in effect or (ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed, in each case satisfactory to the Depositary, to the effect that the offering and sale of such securities to Holders and Beneficial Owners are exempt from, or do not require registration under, the provisions of the Securities Act or any other applicable laws. In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders of ADSs representing such Deposited Securities shall be reduced accordingly. In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.

There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to exercise rights on the same terms and conditions as the holders of Shares or to exercise such rights. Nothing herein or in the Deposit Agreement shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

Upon receipt of a notice indicating that the Company wishes property other than cash, Shares or rights to purchase additional Shares, to be made to Holders of ADSs, the Depositary shall determine whether such distribution to Holders is lawful and reasonably practicable. The Depositary shall not make such distribution unless (i) the Company shall have requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received the documentation contemplated in the Deposit Agreement, and (iii) the Depositary shall have determined that such distribution is reasonably practicable. Upon satisfaction of such conditions, the Depositary shall distribute the property so received to the Holders of record, as of the ADS Record Date, in proportion to the number of ADSs held by them respectively and in such manner as the Depositary may deem practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and (ii) net of any taxes withheld. The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.

If the conditions above are not satisfied, the Depositary shall sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem practicable and shall (i) cause the proceeds of such sale, if any, to be converted into Dollars and (ii) distribute the proceeds of such conversion received by the Depositary (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) to the Holders as of the ADS Record Date upon the terms hereof and of the Deposit Agreement. If the Depositary is unable to sell such property, the Depositary may dispose of such property for the account of the Holders in any way it deems reasonably practicable under the circumstances.

(15) Redemption. Upon timely receipt of notice from the Company that it intends to exercise its right of redemption in respect of any of the Deposited Securities, and a satisfactory opinion of counsel, and upon determining that such proposed redemption is practicable, the Depositary shall (to the extent practicable) provide to each Holder a notice setting forth the Company’s intention to exercise the redemption rights and any other particulars set forth in the Company’s notice to the Depositary. Upon receipt of confirmation that the redemption has taken place and that funds representing the redemption price have been received, the Depositary shall convert, transfer, distribute the proceeds (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary, and (b) taxes), retire ADSs and cancel

ADRs, if applicable, upon delivery of such ADSs by Holders thereof upon the terms of the Deposit Agreement. If less than all outstanding Deposited Securities are redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as may be determined by the Depositary. The redemption price per ADS shall be the dollar equivalent of the per share amount received by the Depositary (adjusted to reflect the ADS(s)-to-Share(s) ratio) upon the redemption of the Deposited Securities represented by ADSs (subject to the terms of the Deposit Agreement and the applicable fees and charges of, and expenses incurred by, the Depositary, and taxes) multiplied by the number of Deposited Securities represented by each ADS redeemed.

(16) Fixing of ADS Record Date. Whenever the Depositary shall receive notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any distribution (whether in cash, Shares, rights or other distribution), or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each ADS, or whenever the Depositary shall receive notice of any meeting of, or solicitation of consents or proxies of, holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall fix a record date (“ADS Record Date”) for the determination of the Holders of ADSs who shall be entitled to receive such distribution, to give instructions for the exercise of voting rights at any such meeting, to give or withhold such consent, to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Shares represented by each ADS. Subject to applicable law and the terms and conditions of this ADR and the Deposit Agreement, only the Holders of ADSs at the close of business in New York on such ADS Record Date shall be entitled to receive such distributions, to give such voting instructions, to receive such notice or solicitation, or otherwise take action.

(17) Voting of Deposited Securities.

(i)	Mailing to Holders. The Company shall send written notice of any meeting of shareholders to the Depositary prior to the relevant meeting in accordance with its Articles of Association and Norwegian law. As soon as practicable after receipt of such notice from the Company and provided the Depositary has timely received such notice, the Depositary shall (i) fix the ADS Record Date in respect of such meeting in accordance with Paragraph 16, and (ii) distribute, at the Company’s expense and provided no U.S. legal prohibition exists, to Holders as of the ADS Record Date a notice (the “Notice”) containing (A) the information (or a summary thereof in a form prepared by the Company) received by the Depositary in connection with such meeting, including, if applicable, the agenda for the meeting, and (B) a statement that Holders, in their capacity as Beneficial Owners or acting on behalf of one or more named Beneficial Owners, as of the close of business on the ADS Record Date, will be entitled, subject to applicable provisions of Norwegian law and the Company’s

Articles of Association and to the provisions of the Deposit Agreement and the Deposited Securities, to instruct the Depositary as to the exercise of the voting rights of such Beneficial Owners, if any, pertaining to the Deposited Securities represented by their respective ADSs by completing and returning to the Depositary by the date specified in such Notice either (i) a request for admission (an “Admission Request”) enabling such Beneficial Owner of ADSs to gain admission to such meeting in accordance with paragraph (ii) of this Paragraph 17, or (ii) a proxy and voting instruction card (a “Voting Instruction Card”) pursuant to which a Holder (acting, as the case may be, as a Beneficial Owner of ADSs or as proxy on behalf of one or more Beneficial Owners of ADSs named in a certification of beneficial ownership) may appoint the Depositary or some other person as proxy with power of substitution to vote at such meeting in accordance with the instructions set forth in such Voting Instruction Card and with paragraph (iii) of this Paragraph 17. If requested by the Company, the Depositary may request that any Holder surrendering ADSs for cancellation, at any time immediately preceding the date of the meetings of shareholders, confirm to the Depositary and the Company that such person has not and will not instruct the Depositary to vote the Deposited Securities evidenced by such Holder’s ADSs. Notwithstanding anything contained in the Deposit Agreement or any ADR, the Depositary may, to the extent not prohibited by law, regulations, applicable stock exchange requirements, or the Company’s Articles of Association, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Holders a notice that provides Holders with a means to retrieve or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a toll-free number for requesting copies of the materials).

(ii)	Attendance at Meeting in Person. Upon receipt by the Depositary of (x) a duly completed Admission Request and (y) such evidence of beneficial ownership as shall be reasonably satisfactory to the Depositary, the Depositary shall, as promptly as practicable and in any event not less than two (2) business days prior to the date of such meeting, (i) notify the Company in writing of a Beneficial Owner’s intention to attend such shareholders’ meeting (in person or by proxy authorizing a person other than the Depositary, the Custodian or any of their respective agents to exercise voting rights on behalf of such Beneficial Owner) to vote, to ask questions and otherwise to participate in such meeting and (ii) cause the confirmation of beneficial ownership described in paragraph (iv) of this Paragraph 17 to be delivered to the Company and to such Beneficial Owner at the address specified by such Beneficial Owner in accordance with paragraph (iv) of this Paragraph 17.

(iii)	Exercise of Voting Rights Through the Depositary. Upon receipt by the Depositary of a duly completed Voting Instruction Card by the date set therefor in the Notice (which date shall, unless the Depositary elects to grant additional time to return such Voting Instruction Card, be at least ten (10) business days prior to the date of the relevant shareholders’ meeting) authorizing the Depositary, the Custodian or any of their respective agents to exercise voting rights on behalf of Beneficial Owners, the Depositary shall (i) as promptly as practicable but in any event not less than two (2) business days prior to such shareholders’ meeting, cause a statement that such Beneficial Owners intend to vote at such meeting, together with each Beneficial Owner’s name and address and the confirmation of beneficial ownership described in paragraph (iv) of this Paragraph 17, to be delivered to the Company; (ii) notify the Company in writing of the Depositary’s or the Custodian’s or any of their respective agents’ intention to attend such shareholders’ meeting on behalf of such Beneficial Owners and shall cause confirmation of their authority in that respect to be delivered to the Company; and (iii) endeavor, insofar as practicable and permitted under any applicable provisions of Norwegian law and the Company’s Articles of Association, vote or cause to be voted, either in person at the meeting or by duly appointing a proxy to appear on its behalf at the meeting, the relevant Deposited Securities in accordance with the specific instructions set forth in such Voting Instruction Card. Voting instructions may be given only in respect of a number of ADSs representing an integral number of Deposited Securities. Neither the Depositary nor the Custodian shall under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of for purposes of establishing a quorum or otherwise, the Deposited Securities represented by ADSs, except pursuant to and in accordance with the Voting Instruction Card received from Holders or as otherwise contemplated herein. If the Depositary timely receives the Voting Instruction Card from a Holder which fails to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Holder’s ADSs, the Depositary will deem such Holder (unless otherwise specified in the notice distributed to Holders) to have instructed the Depositary to vote in favor of the items set forth in such Voting Instruction Card. Deposited Securities represented by ADSs for which no timely Voting Instruction Card or related confirmation of beneficial ownership received by the Depositary from the Holder shall not be voted.

(iv)	Confirmation of Beneficial Ownership. With respect to each Voting Instruction Card or Admission Request (each with evidence of beneficial ownership) received by the Depositary from a Holder that is a Beneficial Owner or acting on behalf of a Beneficial Owner wishing to exercise voting rights pursuant to paragraphs (ii) and (iii) of this Paragraph 17, together with such evidence of beneficial ownership as the Depositary may reasonably require, the Depositary shall promptly deliver to the Company a document in substantially the form of Exhibit C attached to the Deposit Agreement confirming that it has received evidence (which may be delivered to the Depositary via facsimile) that such person is the Beneficial Owner of such number of Shares held by the Depositary as correspond to the number of ADSs owned by such person. A statement that such Beneficial Owner intends to vote at a shareholders’ meeting (as described in paragraphs (ii) and (iii) of this Paragraph 17), together with such Beneficial Owner’s name and address and the confirmation of beneficial ownership, must be received by the Company prior to the expiration of the time limit therefor as set forth in the Company’s notice of such shareholders’ meeting and the Company’s Articles of Association (currently not less than two (2) business days prior to the date of such meeting). In addition, Beneficial Owners who wish to attend the shareholders’ meeting in person must present the confirmation of beneficial ownership at the meeting.

(v)	Exercise of Voting Rights as Shareholder. Holders and Beneficial Owners of ADSs who wish to exercise their voting rights directly as shareholders (rather than as ADS Holders through the services of the Depositary) will be entitled to do so, subject to the requirements of Norwegian law and the Company’s Articles of Association, upon timely surrender to the Depositary of ADSs for cancellation (in accordance with the terms of Section 2.7 of the Deposit Agreement) and re-registration of the Deposited Securities in the name of the Holder or Beneficial Owner so surrendering the ADSs.

(vi)	Obligation of Depositary. The Company and the Depositary agree that in the event the Depositary does not receive any of (i) the Notice, (ii) the Admission Request or (iii) the Voting Instruction Card on or prior to the date specified therefore in this Paragraph 17, the Depositary shall have no obligation to distribute or forward, as the case may be, such notice or instruction card or prepare the applicable confirmation of beneficial ownership.

(vii)	Charges. The Depositary will not charge the Holders for the voting services described in this Paragraph 17.

(viii)	Amendment of Voting Procedures. There can be no assurance that any amendments, modifications or additional voting procedures upon which the Depositary and the Company may agree pursuant to Section 6.1 of the Deposit Agreement will not limit the practical ability of Beneficial Owners of ADSs to exercise voting rights in respect of the foregoing. The Depositary and the Company agree to use reasonable efforts to make and maintain arrangements (in addition to or in substitution of the arrangements described in this Paragraph 17) to enable Beneficial Owners to vote the Deposited Securities underlying their ADSs, except as such efforts may be limited by the right of the Company’s shareholders to amend its Articles of Association and applicable law.

(ix)	General. Notwithstanding anything else contained in the Deposit Agreement or any ADR, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of holders of Deposited Securities if the taking of such action would violate U.S. laws. There can be no assurance that Holders generally or any Holder in particular will receive the Notice described above with sufficient time to enable the Holder to deliver the Admission Request, the Voting Instruction Card and related confirmation of beneficial ownership to the Depositary in a timely manner. According to Norwegian law as in effect as of the date of the Deposit Agreement, only owners of Shares that are registered in VPS have an unconditional right to vote, provided that the procedure for voting set out in the Articles of Association of the Company is followed. As a result, there can be no assurance that a Beneficial Owner attending a general meeting of the Company in person or by proxy through the Depositary will not be prohibited from exercising voting rights.

(18) Changes Affecting Deposited Securities. Upon any change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger, consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion of or replacement of or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law, be treated as new Deposited Securities under the Deposit Agreement, and the ADRs shall, subject to the provisions of the Deposit Agreement and applicable law, evidence ADSs representing the right to receive such additional securities. In giving effect to such change, split-up, cancellation, consolidation or other reclassification of Deposited Securities, recapitalization, reorganization, merger, consolidation or sale of assets, the Depositary may, with the Company’s approval, and shall, if the Company shall so request, subject to the terms of the Deposit Agreement and receipt of satisfactory documentation contemplated by the Deposit Agreement, (i) issue and deliver additional ADSs as in the case of a stock dividend on the Shares, (ii) amend the Deposit Agreement and the applicable ADRs, (iii) amend the applicable Registration Statement(s) on Form F-6 as filed with the Commission in respect of the ADSs, (iv) call for the surrender of outstanding ADRs to be exchanged for new ADRs, and (v) take such other actions as are appropriate to reflect the transaction with respect to the ADSs. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders, the Depositary may, with the Company’s approval, and shall if the

Company requests, subject to receipt of satisfactory legal documentation contemplated in the Deposit Agreement, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) for the account of the Holders otherwise entitled to such securities and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to the Deposit Agreement. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to Holders in general or any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

(19) Exoneration. Neither the Depositary nor the Company shall be obligated to do or perform any act which is inconsistent with the provisions of the Deposit Agreement or incur any liability (i) if the Depositary or the Company shall be prevented or forbidden from, or delayed in, doing or performing any act or thing required by the terms of the Deposit Agreement and this ADR, by reason of any provision of any present or future law or regulation of the United States, Norway or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of the Articles of Association of the Company or any provision of or governing any Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, acts of terrorism, revolutions, rebellions, explosions and computer failure), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement or in the Articles of Association of the Company or provisions of or governing Deposited Securities, (iii) for any action or inaction in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, (iv) for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Holders of ADSs or (v) for any consequential or punitive damages for any breach of the terms of the Deposit Agreement. The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. No disclaimer of liability under the Securities Act is intended by any provision of the Deposit Agreement or this ADR.

(20) Standard of Care. The Company and the Depositary assume no obligation and shall not be subject to any liability under the Deposit Agreement or this ADR to any Holder(s) or Beneficial Owner(s), except that the Company and Depositary agree to perform their respective obligations specifically set forth in the Deposit Agreement and this ADR without negligence or bad faith. The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effect of any vote, provided that any such action or omission is in good faith and in accordance with the terms of the Deposit Agreement. The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities or for any tax consequences that may result from the ownership of ADSs, Shares or Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement or for the failure or timeliness of any notice from the Company.

(21) Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of resignation delivered to the Company, such resignation to be effective on the earlier of (i) the 90th day after delivery thereof to the Company, or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, which removal shall be effective on the earlier of (i) the 90th day after delivery thereof to the Depositary, or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor. The predecessor depositary, upon payment of all sums due it and on the written request of the Company, shall (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in the Deposit Agreement), (ii) duly assign, transfer and deliver all right, title and interest to the Deposited Securities to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding ADSs and such other information relating to ADSs and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly provide notice of its appointment to such Holders. Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

(22) Amendment/Supplement. Subject to the terms and conditions of this paragraph 22, the Deposit Agreement and applicable law, this ADR and any provisions of the Deposit Agreement may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the prior written consent of the Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees or charges (other than the charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding ADRs until the expiration of thirty (30) days after notice of such amendment or supplement shall have been given to the Holders of outstanding ADSs. Notice of any amendment to the Deposit Agreement or any ADR shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that in each case, the notice given to the Holders identifies a means for Holders and Beneficial Owners to retrieve or receive the text of such amendment (i.e., upon retrieval from the Commission’s, the Depositary’s or the Company’s website or upon request from the Depositary). The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADSs to be settled solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such ADS(s), to consent and agree to such amendment or supplement and to be bound by the Deposit Agreement and this ADR as amended or supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such ADS and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment of, or supplement to, the Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and this ADR at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, or rules or regulations.

(23) Termination. The Depositary shall, at any time at the written direction of the Company, terminate the Deposit Agreement by providing notice of such termination to the Holders of all ADSs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. If ninety (90) days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided herein and in the Deposit Agreement, the Depositary may terminate the Deposit Agreement by providing notice of such termination to the Holders of all ADSs then outstanding at least thirty (30) days prior to the date fixed for such termination. On and after the date of termination of the Deposit Agreement, the Holder of ADS(s) will, upon surrender of such ADS(s) at the Principal Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of ADSs referred to in paragraph (2) and in the Deposit Agreement and subject to the conditions and restrictions therein set forth, and upon payment of any applicable taxes or governmental charges, be entitled to Delivery, to him or upon his order, of the amount of Deposited Securities represented by such ADS. If any ADSs shall remain outstanding after the date of termination of the Deposit Agreement, the Registrar thereafter shall discontinue the registration of transfers of ADSs, and the Depositary shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, subject to the conditions and restrictions set forth in the Deposit Agreement, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for ADSs surrendered to the Depositary (after deducting, or charging, as the case may be, in each case the charges of the Depositary for the surrender of an ADS, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments). At any time after the expiration of six months from the date of termination of the Deposit Agreement, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated account, without liability for interest for the pro rata benefit of the Holders whose ADSs have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement with respect to the ADSs and the Deposited Securities, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of ADSs, any expenses for the account of the Holder in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges or assessments). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except as set forth in the Deposit Agreement.

(24) Compliance with U.S. Securities Laws. Notwithstanding any provisions in this ADR or the Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Instruction LA.(!) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

(25) Certain Rights of the Depositary; Limitations. Subject to the further terms and provisions oft his paragraph (25), the Depositary, its Affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its Affiliates and in ADSs. The Depositary may issue ADSs against evidence of rights to receive Shares from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares. In its capacity as Depositary, the Depositary shall not lend Shares or ADSs; provided, however, that the Depositary may (i) issue ADSs prior to the receipt of Shares pursuant to Section 2.3 of the Deposit Agreement and (ii) deliver Shares prior to the receipt of ADSs for withdrawal of Deposited Securities pursuant to Section 2.7 of the Deposit Agreement, including ADSs which were issued under (i) above but for which Shares may not have been received (each such transaction a “Pre-Release Transaction”). The Depositary may receive ADSs in lieu of Shares under (i) above and receive Shares in lieu of ADSs under (ii) above. Each such Pre-Release Transaction will be (a) subject to a written agreement whereby the person or entity (the “Applicant”) to whom ADSs or Shares are to be delivered (w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares or ADSs that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Shares or ADSs in its records and to hold such Shares or ADSs in trust for the Depositary until such Shares or ADSs are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or ADSs and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days’ notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of ADSs and Shares involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary may also set limits with respect to the number of ADSs and Shares involved in Pre-Release Transactions with anyone person on a case by case basis as it deems appropriate. The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided pursuant to (b) above, but not earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).

(26) Demand Rights in respect of Shareholders’ Meetings.

(i) Demand Rights by Shareholders in respect of Shareholders’Meetings. The Company has informed the Depositary that under Norwegian law, as in effect as of the date of the Deposit Agreement, holders of Shares have the right to demand that the Company (i) call a general extraordinary shareholders’ meeting to discuss or resolve specific matters (“Meeting Call Right(s)”), provided that, the Meeting Call Right is exercised (y) in writing, and (z) by holders of at least five percent (5%) of the issued and outstanding Shares, as of the date of exercise of the applicable Meeting Call Right, and (ii) place an item on the agenda (“Agenda Proposal Right(s)”) of any validly called general ordinary or extraordinary shareholders’ meeting, including a general extraordinary shareholders’ meeting to be called as a result of the valid exercise of a Meeting Call Right, provided that, the demand for exercise of the Agenda Proposal Right is (x) presented in time for the Company to include the matter in the agenda for the meeting, or if the notice for the meeting has already been issued, at least two weeks before the date of the meeting, (y) made in writing by a shareholder, and (z) specific in nature and referring to issues for discussion in addition to the specific matters initially included or requested to be included on the agenda of the applicable general shareholders’ meeting. Norwegian law and the Company’s Articles of Association may be amended from time to time, including by means of amendments that impose additional requirements to exercise the Meeting Call Rights and the Agenda Proposal Rights. Neither the Company nor the Depositary have any obligation under the Deposit Agreement to provide any notice of any such changes to the Holders or Beneficial Owners.

(ii)Demand Rights by Beneficial Owners of ADSs in respect of Shareholders’Meetings. Beneficial Owners of Shares owned in the form of ADSs will have Meeting Call Rights and Agenda Proposal Rights, provided that, the Beneficial Owners of ADSs satisfy the conditions specified in Paragraph 26(i) above, except that (i) the Beneficial Owners of ADSs shall deliver any documents contemplated in Paragraph 26(i) above to the Company via email at the email address specified in Section 7.5 of the Deposit Agreement and (ii) the Beneficial Owner shall be required to deliver to the Company evidence reasonably satisfactory to the Company of such Beneficial Owner’s status or beneficial ownership of the requisite number of Shares (including Shares owned in the form of ADSs) in such email. There can be no assurance that Beneficial Owners in general, or any Beneficial Owner in particular, will receive notice of the exercise of Meeting Call Rights, as described above, with sufficient time to enable the Beneficial Owner to take the actions necessary to validly and timely exercise Agenda Proposal Rights with respect to any general extraordinary shareholders’ meeting.

(27) Disclosure of Beneficial Ownership. The Company has informed the Depositary that, as of the date of the Deposit Agreement, any person, entity or group acting in concert that acquires or disposes of Shares or ADS resulting in its beneficial ownership, directly or indirectly, in the aggregate, reaching, exceeding or falling below the respective thresholds of 1/20, 1/10, 1/5, 1/3, 1/2,2/3 or 9/10, or such other percentage as may be required to be disclosed from time to time under any law, regulation, or practice of Norway, of the share capital of the Company, shall promptly send a written notification to the Company at the address set forth in Section 7.5 of the Deposit Agreement, by registered or certified mail, regarding such beneficial ownership.

(ASSIGNMENT AND TRANSFER SIGNATURE LINES)

FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto _________________________________________________ whose taxpayer identification number is _______________________________________________________________________ and whose address including postal zip code is ________________________________________ the within ADS and all rights thereunder, hereby irrevocably constituting and appointing _________________________________ attorney-in-fact to transfer said ADS on the books of the Depositary with full power of substitution in the premises.

Dated:	Name:

By:
Title:

NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

If the endorsement be executed by an attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his/her full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this ADR.
_______________________
SIGNATURE GUARANTEED
All endorsements or assignments of ADRs must be guaranteed by a member of a Medallion Signature Program approved by the Securities Transfer Association, Inc.

Legends

[The ADRs issued in respect of Partial Entitlement American Depositary Shares shall bear the following legend on the face of the ADR: “This ADR evidences ADSs representing ‘partial entitlement’ ordinary of Teekay Petrojarl ASA and as such do not entitle the holders thereof to the same per-share entitlement as other [type of shares] Shares (which are ‘full entitlement’ ordinary Shares) issued and outstanding at such time. The ADSs represented by this ADR shall entitle holders to distributions and entitlements identical to other ADSs when the ordinary Shares represented by such ADSs become ‘full entitlement’ ordinary Shares. “]

A-26